EXHIBIT 12

             INDIANA BELL TELEPHONE COMPANY, INCORPORATED
           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (Dollars in Millions)

                                                    Six Months Ended
                                                        June 30
                                                    -------------
                                                  1996         1995
                                                  ----         ----
1.  EARNINGS

     a) Income before interest expense,
         income taxes and undistributed
         equity earnings (2).................  $  203.9      $  211.8

     b) Portion of rental expense
         representative of the
         interest factor (1).................       1.4           1.4
                                               --------      --------
     Total 1(a) through 1(b).................  $  205.3      $  213.2
                                               --------      --------
2.  FIXED CHARGES

     a) Total interest expense including
         capital lease obligations...........  $    7.1      $    9.0

     b) Capitalized interest      ...........       0.4           0.2

     c) Portion of rental expense
         representative of the
         interest factor (1).................       1.4           1.4
                                               --------      --------
     Total 2(a) through 2(c).................  $    8.9      $   10.6
                                               --------      --------
3.  RATIO OF EARNINGS TO FIXED CHARGES.......     23.07         20.11
                                                  =====         =====


(1) One-third of rental expense is considered to be the amount representing return on capital.

(2) The results for the first six months of 1995 reflect a $36.5 million pretax credit primarily from settlement gains resulting form lump sum pension payments from the pension plan to former employees who left the business in the nonmanagement work force restructuring.